Exhibit 99.1

Zura Bio Announces Robert Lisicki as CEO and Director

-	Succeeds Founding CEO, Dr. Someit Sidhu, who will continue as a Board Director

-	Recognized as inspirational industry leader with exceptional R&D, commercial and global executive experience

-	Outstanding product development and commercialization track record across a number of leading I&I therapies spanning nearly 30 years

Henderson, Nev – April 8, 2024 - Zura Bio Limited (Nasdaq: ZURA) (“Zura Bio”) a clinical-stage immunology company developing novel dual-pathway antibodies for autoimmune and inflammatory diseases, today announced that Robert Lisicki has assumed the role of Chief Executive Officer and a Director of the Board at Zura Bio. The Company previously announced Mr. Lisicki's appointment and the commencement of a seamless transition process with Founding CEO, Dr. Someit Sidhu. This transition marks a key milestone in the company’s journey towards building a leading immunology company.

Mr. Lisicki has extensive experience in the pharmaceutical industry, having held key leadership positions at pharmaceutical organizations of various sizes. "With a successful track record in strategy, commercial operations, and drug development, Robert is well suited to establish Zura Bio as a leading immunology company. On behalf of the board, I would like to welcome Robert,” stated Amit Munshi, Chairman of Zura Bio Board of Directors. “I also appreciate Someit’s visionary leadership, which has been instrumental in shaping the company's trajectory thus far. Someit will remain involved as a board member, offering continued guidance.”

Commenting on the appointment, Robert Lisicki, Chief Executive Officer and Director, stated, “I’m thrilled to take on this expanded role, and for the opportunity to lead such a talented and experienced team. Zura Bio has made great progress toward what I believe is a bright future, and it is exciting to lead the next chapter of that journey. We are moving into a critical phase of trial execution for tibulizumab in systemic sclerosis and anticipate multiple external and internal readouts over the next 24 months. I believe the collective group of readouts will further validate our pipeline and demonstrate the value we aspire to bring to autoimmune disease. Over the course of my career, I’ve worked on multiple successful autoimmune therapies and from that experience understand the power of the right asset with the right group of passionate leaders. With our potential indications across our portfolio, I’m eager to drive Zura Bio’s mission forward, delivering exceptional strategic focus and value to our stakeholders. I would like to thank Dr. Someit Sidhu for his thoughtful partnership and look forward to working with him in his role as a Board Director.”

ABOUT ROBERT LISICKI

Robert Lisicki is an experienced executive leader with a career spanning 30 years in the biopharmaceutical industry. He recently served as President and Chief Operating Officer of Zura Bio and has been serving on the boards of Adiso Therapeutics and Cadrenal Therapeutics, Inc. since October 2023 and July 2023, respectively. He served as the Chief Commercial Officer at Arena Pharmaceuticals from October 2018 to March 2022, a prominent biopharmaceutical company acquired by Pfizer for $6.7 billion in 2022. At Arena, Mr. Lisicki had accountability for building the company’s global commercial infrastructure and contributed to its mergers and acquisitions activities totaling nearly $8 billion. Prior to Arena, Mr. Lisicki served as Vice President and General Manager of Inflammation and Cardiovascular at Regeneron Pharmaceuticals. In this dual role, he led both commercial and developmental initiatives. His career also includes senior leadership roles as CEO and Board Member, InCarda Therapeutics; CCO, Daiichi Sankyo, Inc.; and VP, Amgen, with his initial experience in sales and marketing at The Janssen Pharmaceutical Companies of Johnson & Johnson. He holds a Bachelor of Science degree in Finance and Economics from the State University of New York, Albany, New York.

ABOUT ZURA BIO

Zura Bio is a clinical-stage, multi-asset immunology company developing novel dual-pathway antibodies for autoimmune and inflammatory diseases. Currently, Zura Bio is developing three assets which have completed Phase 1/1b studies and are Phase 2 ready. The company is developing a portfolio of therapeutic indications for tibulizumab (ZB-106), ZB-168, and torudokimab (ZB-880) with a goal of demonstrating their efficacy, safety, and dosing convenience in autoimmune and inflammatory diseases, including systemic sclerosis and other novel indications with unmet needs.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” “strategy,” “future,” “opportunity,” “would,” “seem,” “seek,” “outlook” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These statements are based on various assumptions, whether or not identified in this communication. These forward-looking statements in this release include, but are not limited to, statements regarding Zura Bio’s business strategies and objectives, statements related to Zura Bio’s abilitites to achieve anticipated internal readouts and achieve them in expected time periods, Zura Bio’s product candidates expected therapeutic potential and statements regarding Zura Bio’s product candidates ability to proceed into Phase 2 clinical trials. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.

Actual events and results are difficult or impossible to predict and could differ materially from those expressed or implied in such forward-looking statements. You should carefully consider the risks and uncertainties described in the “Risk Factors” sections of Zura Bio's 10-K for the year ended December 31, 2023 and other filings with the SEC, including: Zura Bio’s expectations regarding product candidates and their related benefits; Zura Bio’s beliefs regarding potential benefits or limitations of competing products both in development and approved; information regarding Zura Bio’s vision and strategy; anticipated timing of key events and initiation of Zura Bio’s studies and release of clinical data; Zura Bio’s expectations regarding the general acceptability and maintenance of our products by regulatory authorities, payors, physicians, and patients; Zura Bio’s ability to attract and retain key personnel; the accuracy of Zura Bio’s future operating expenses, capital requirements and needs for additional financing; Zura Bio’s ability to obtain funding for operations, including funds that may be necessary to complete development of our product candidates; the fact that Zura Bio has not completed any clinical trials and has no products approved for commercial sale; the fact that Zura Bio has incurred significant losses since inception, and it expects to incur significant losses for the foreseeable future and may not be able to achieve or sustain profitability in the future; Zura Bio’s ability to renew existing contracts; Zura Bio’s reliance on third-party contract development manufacturing organizations for the manufacture of clinical materials; Zura Bio’s ability to obtain regulatory approval for our products, and any related restrictions or limitations of any approved products; Zura Bio’s ability to effectively manage growth and competitive pressures from other companies worldwide in the therapies in which Zura Bio competes; and litigation and Zura Bio’s ability to adequately protect intellectual property rights. These risks and uncertainties may be amplified by health epidemics or other unanticipated global disruption events, which may continue to cause economic uncertainty.Zura Bio cautions that the foregoing list of factors is not exclusive or exhaustive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. Zura Bio gives no assurance that it will achieve its expectations. Zura Bio does not undertake or accept any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, or should circumstances change, except as otherwise required by securities and other applicable laws.

Contact

Megan K. Weinshank

Head of Investor Relations

IR@zurabio.com

PICTURE: Robert Lisicki (Chief Executive Officer and Director, Zura Bio)